SECURITIES AND EXCHANGE COMMISSION

                   Washington, D.C. 20549

                          FORM 8-K

                       CURRENT REPORT

             Pursuant to Section 13 or 15(d) of
             the Securities Exchange Act of 1934

             Date of Report:  November 14, 1996

                   SBC COMMUNICATIONS INC.

                   A Delaware Corporation

                 Commission File No. 1-8610

                 IRS Employer No. 43-1301883

          175 E. Houston, San Antonio, Texas 78205

               Telephone Number (210) 821-4105


Item 7.  Financial Statements and Exhibits

SBC Communications Inc. (SBC) hereby incorporates by reference herein Pacific Telesis Group's (PAC) Quarterly Report on Form 10-Q for the quarter ended September 30, 1996 as filed with the Securities and Exchange Commission (File No. 1-8609). SBC also presents herein unaudited pro forma combined condensed financial statements of SBC and PAC to reflect the proposed business combination of SBC and PAC as of and for the nine months ended September 30, 1996.

(a)UNAUDITED PRO FORMA COMBINED CONDENSED FINANCIAL
   STATEMENTS OF SBC COMMUNICATIONS INC. AND PACIFIC TELESIS
   GROUP

   The following unaudited pro forma combined condensed financial statements and notes thereto are presented assuming the merger will be accounted for as a "pooling of interests." Under this method of accounting, SBC will restate its consolidated financial statements to include the assets, liabilities, shareowners' equity and results of operations of PAC.

   The following unaudited pro forma combined condensed financial statements have been prepared using an assumed exchange ratio of 0.733. The actual exchange ratio is subject to change under the terms of the merger agreement.

   The unaudited pro forma combined condensed income statements reflect the combination of the historical operating results of SBC and PAC for the nine months ended September 30, 1996. The unaudited pro forma combined condensed balance sheets reflect the combination of the historical balance sheets of SBC and PAC at September 30, 1996. The information set forth in the pro forma financial statements below should be read in conjunction with the annual financial statements and notes thereto included in (a) SBC's 1995 Annual Report to Shareowners, which is incorporated by reference into SBC's Annual Report on Form 10-K for 1995, and (b) PAC's
   1996 Proxy Statement, which is incorporated by reference into SBC's registration statement on Form S-4, dated
   June 3, 1996 (File No. 333-02587).

   The unaudited pro forma combined condensed financial statements are not necessarily indicative of the results of operations or financial position that actually would have occurred had the merger been consummated on the dates indicated or that may be obtained in the future.
   These unaudited pro forma combined condensed financial statements should be read in conjunction with the related historical financial statements and notes thereto of SBC and PAC noted above, and (a) SBC's
   Quarterly Report on Form 10-Q for the quarter ended
   September 30, 1996, and (b) PAC's Quarterly Report on
   Form 10-Q for the quarter ended September 30, 1996.


               SBC COMMUNICATIONS INC. AND PACIFIC TELESIS GROUP
             Unaudited Pro Forma Combined Condensed Balance Sheet
                           As of September 30, 1996

                                 Historical                  Pro Forma
                              SBC         PAC        Adjustments        Combined

                                               (in millions)

Assets
Current Assets
Cash and cash equivalents   $    690    $     81     $   -           $    771

Accounts receivable - net      2,371       1,598         -              3,969

Other current assets           1,163       1,004         (53)2a         2,114

Total current assets           4,224       2,683         (53)           6,854

Property, Plant and           13,509      11,660         -             25,169
 Equipment - Net

Intangible Assets - Net        2,564       1,027         -              3,591

Other Assets                   2,845         855         (477)2a        3,223

Total Assets                $  23,142    $ 16,225     $   (530)     $  38,837


Liabilities and
Shareowners' Equity
Current Liabilities
Debt maturing within one    $  1,975    $    484     $   -           $  2,459
year

Other current liabilities      3,597       2,784         (53)2a         6,328

Total current liabilities      5,572       3,268         (53)           8,787

Long-term debt                 5,482       5,424         -             10,906

Postemployment benefit         2,739       2,424         -              5,163
obligation

Other noncurrent               2,509       1,486         (477)2a        3,518
liabilities

Corporation-obligated
mandatorily redeemable        -             1,000         -             1,000
preferred securities of
subsidiary trusts*

Shareowners' Equity
Common shares                    621          43         271  2b          935

Capital in excess of par       6,317       3,502         (402)2b        9,417
value

Retained earnings              1,453       (619)         -                834
(deficit)

Guaranteed obligations of      (242)      -              -              (242)
ESOPs

Deferred compensation-        -            (172)         -              (172)
LESOP trust

Foreign currency               (602)      -              -              (602)
translation adjustment

Treasury shares                (707)       (131)         131  2b        (707)

Total shareowners' equity      6,840       2,623         -              9,463

Total Liabilities and      $  23,142    $ 16,225       $ (530)       $  38,837
Shareowners' Equity

* The trusts contain an asset of $1,030 million in principal amount of the Subordinated Debentures of PAC.

The accompanying notes are an integral part of these pro forma combined condensed financial statements.



               SBC COMMUNICATIONS INC. AND PACIFIC TELESIS GROUP
          Unaudited Pro Forma Combined Condensed Statement of Income
                 For the Nine Months Ended September 30, 1996


                                    Historical                  Pro Forma
                                  SBC          PAC      Adjustments    Combined

                                   (in millions, except per share amounts)

Total operating revenues      $    10,130      $ 7,145    $            $ 17,275

Total operating expenses            7,505        5,385                   12,890

Operating Income                    2,625        1,760                    4,385

Interest expense                      353          265                      618

Other income (expense) - net          165         (38)                      127

Income Before Income Taxes          2,437        1,457                    3,894

Income Taxes                          879          592                    1,471

Net Income                    $     1,558      $   865    $            $  2,423

Earnings Per Common Share:    $      2.56      $  2.02    $            $   2.63

Weighted Average Number of
Common  Shares Outstanding         609.0        428.4     (114.4)2c      923.0


The accompanying notes are an integral part of these pro forma combined condensed financial statements.



        SBC COMMUNICATIONS INC. AND PACIFIC TELESIS GROUP

                  NOTES TO UNAUDITED PRO FORMA
             COMBINED CONDENSED FINANCIAL STATEMENTS

Note 1 - Basis of Presentation

The accompanying unaudited pro forma combined condensed financial statements are presented for illustrative purposes only and do not give effect to any cost savings which may result from the integration of SBC's and PAC's operations. Additionally, the unaudited pro forma combined condensed financial statements do not include any future transaction costs relating to the merger (which are estimated to be approximately $55 million), nor do they consider any reorganization or regulatory costs that might occur as a result of the merger. Differences in accounting policies do not have a material effect on either the pro forma financial position or pro forma results of operations and have not been reflected in the unaudited pro forma combined condensed financial statements. The unaudited pro forma combined condensed balance sheets reflect the merger as if it had occurred on September 30, 1996. The unaudited pro forma combined condensed statements of income reflect the merger as if it had been in effect on January 1, 1996.

The unaudited pro forma combined condensed financial statements are not necessarily indicative of the results of operations or financial position that actually would have occurred had the merger been consummated on the dates indicated or that may be obtained in the future. These unaudited pro forma combined condensed financial statements should be read in conjunction with the related historical financial statements and notes thereto included in (a) SBC's 1995 Annual Report to Shareowners, which is incorporated by reference into SBC's Annual Report on Form 10-K for 1995, and (b) PAC's 1996 Proxy Statement, which is incorporated by reference into SBC's registration statement on Form S-4, dated June 3, 1996 (File No. 333-02587), and (c) SBC's Quarterly Report on Form 10-Q for the quarter ended September 30, 1996, and (d) PAC's Quarterly Report on Form 10-Q for the quarter ended September 30, 1996.

Note 2 - Pro Forma Adjustments

  a. Deferred income taxes - Deferred income taxes were reclassified to present a net asset or liability for both current and non-current amounts.

  b. Shareowners' Equity - The shareowners' equity accounts of PAC have been adjusted to reflect the assumed issuance of approximately 314 million shares of SBC Common Stock in exchange for all of the issued and outstanding PAC Common Stock (assuming an Exchange Ratio of 0.733 of a share of SBC Common Stock for each share of PAC Common Stock; the exchange ratio is subject to change under the terms of the merger agreement). The actual number of shares of SBC Common Stock to be issued in connection with the merger will be based upon the number of shares of PAC Common stock issued and outstanding immediately prior to the consummation of the merger and the exchange ratio determined as of the effective date of the merger.


  c. Earnings per Common Share - Pro forma combined earnings per common share information for the nine months ended September 30, 1996 is based on the combined weighted average shares outstanding for the nine months ended September 30, 1996 after conversion of PAC's weighted average shares outstanding at a ratio of 0.733 shares of SBC Common Stock for each share of PAC Common Stock. The actual ratio is subject to change under the terms of the merger agreement.

  d. Intercompany transactions - There are no significant intercompany transactions between SBC and PAC.

  e. Effective with the dividend for the second quarter of 1996, PAC's quarterly dividend per share will not exceed 0.733 multiplied by SBC's quarterly dividend per share. Dividends per share of the combined company are expected to be equivalent to the dividend per share of SBC Common Stock.

Note 3 - Federal Income Tax Consequences of the Merger

The unaudited pro forma combined condensed financial statements assume that the merger qualifies as a tax-free reorganization for federal income tax purposes.

(b)  Exhibits

   Exhibit 15 Letter regarding unaudited interim financial information.

   Exhibit 99     Pacific Telesis Group's Quarterly
Report on Form 10-Q for the quarter ended September 30, 1996
(File No. 1-8609) is incorporated herein by reference.


                           SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.



                                 SBC Communications Inc.

                                 /s/ Donald E. Kiernan
                                 Donald E. Kiernan
                                 Senior Vice President, Treasurer
                                   and Chief Financial Officer



November 14, 1996